                                                                    EXHIBIT 21.1



                                                                                  NAMES UNDER
                                                                                WHICH SUBSIDIARY
          NAME                                                   INCORPORATED    DOES BUSINESS
          ----                                                   ------------   ----------------
          Medical Science Systems France E.U. ................   France               N/A
          Interleukin Genetics Laboratory Services, Inc. .....   Delaware             N/A
          Interleukin Genetics, Inc. .........................   Delaware             N/A